EXHIBIT 10.73

EXECUTION COPY

NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  SUBJECT TO SECTION 6 BELOW, NO SALE OR DISPOSITION MAY BE EFFECTED EXCEPT IN COMPLIANCE WITH RULE 144 UNDER SAID ACT OR WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR HOLDER, SATISFACTORY TO COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.

WARRANT TO PURCHASE 50633 SHARES OF COMMON STOCK

Warrant No. CWS-10-001
June 11, 2010

THIS CERTIFIES THAT, for value received, GE Capital Equity Investments, Inc. (“Holder”) is entitled to subscribe for and purchase Fifty Thousand Six Hundred Thirty-Three (50633) shares of fully paid and nonassessable Common Stock of Cytori Therapeutics Inc., a Delaware corporation (the “Company”), at the Warrant Price (as hereinafter defined), subject to the provisions and upon the terms and conditions hereinafter set forth.  As used herein, the term “Common Stock” shall mean Company’s presently authorized common stock, $0.001 par value per share, and any stock into which such common stock may hereafter be converted or exchanged and the term “Warrant Shares” shall mean the shares of Common Stock which Holder may acquire pursuant to this Warrant and any other shares of stock into which such shares of Common Stock may hereafter be converted or exchanged.

1.           Warrant Price.  The “Warrant Price” shall initially be Three and 95/100 dollars ($3.95) per share, subject to adjustment as provided in Section 7 below.

2.           Conditions to Exercise.  The purchase right represented by this Warrant may be exercised at any time, or from time to time, in whole or in part during the term commencing on the date hereof and ending at 5:00 P.M. Pacific time on the seventh anniversary of the date of this Warrant (the “Expiration Date”).

3.           Method of Exercise or Conversion; Payment; Issuance of Shares; Issuance of New Warrant.

(a)           Cash Exercise.  Subject to Section 2 hereof, the purchase right represented by this Warrant may be exercised by Holder hereof, in whole or in part, by the surrender of the original of this Warrant (together with a duly executed Notice of Exercise in substantially the form attached hereto) at the principal office of Company (as set forth in Section 19 below) and by payment to Company, by certified or bank check, or wire transfer of immediately available funds, of an amount equal to the then applicable Warrant Price per share multiplied by the number of Warrant Shares then being purchased.  In the event of any exercise of the rights represented by this Warrant, certificates for the shares of stock so purchased shall be in the name of, and delivered to, Holder hereof, or as such Holder may direct (subject to the terms of transfer contained herein and upon payment by such Holder hereof of any applicable transfer taxes).  Such delivery shall be made within 30 days after exercise of this Warrant and at Company’s expense and, unless this Warrant has been fully exercised or expired, a new Warrant having terms and conditions substantially identical to this Warrant and representing the portion of the Warrant Shares, if any, with respect to which this Warrant shall not have been exercised, shall also be issued to Holder hereof within 30 days after exercise of this Warrant.

(b)           Conversion.   In lieu of exercising this Warrant as specified in Section 3(a), Holder may from time to time convert this Warrant, in whole or in part, into Warrant Shares  by surrender of the original of this Warrant (together with a duly executed Notice of Exercise in substantially the form attached hereto) at the principal office of Company, in which event Company shall issue to Holder the number of Warrant Shares computed using the following formula:

X = Y (A-B)
A

Where:

X = the number of Warrant Shares to be issued to Holder.

Y = the number of Warrant Shares purchasable under this Warrant (at the date of such calculation).

A = the Fair Market Value of one share of Company’s Common Stock (at the date of such calculation).

B = Warrant Price (as adjusted to the date of such calculation).

(c)           Fair Market Value.  For purposes of this Section 3, Fair Market Value of one share of Company’s Common Stock shall mean:

(i)           The average of the closing bid and asked prices of Common Stock quoted in the Over-The-Counter Market Summary, the last reported sale price quoted on the Nasdaq Stock Market or on any other exchange on which the Common Stock is listed, whichever is applicable, as published in the Western Edition of the Wall Street Journal for the ten (10) trading days prior to the date of determination of Fair Market Value; or

(ii)           In the event of an exercise in connection with a merger, acquisition or other consolidation in which Company is not the surviving entity, the per share Fair Market Value for the Common Stock shall be the value to be received per share of Common Stock by all holders of the Common Stock in such transaction as determined by the Board of Directors; or

(iii)           In any other instance, the per share Fair Market Value for the Common Stock shall be as determined in the reasonable good faith judgment of Company’s Board of Directors.

In the event of 3(c)(ii) or 3(c)(iii), above, Company’s Board of Directors shall prepare a certificate, to be signed by an authorized officer of Company, setting forth in reasonable detail the basis for and method of determination of the per share Fair Market Value of the Common Stock.  The Board of Directors will also certify to Holder that this per share Fair Market Value will be applicable to all holders of Company’s Common Stock.  Such certification must be made to Holder at least ten (10) business days prior to the proposed effective date of the merger, consolidation, sale, or other triggering event as defined in 3(c)(ii) or 3(c)(iii).

(d)           Automatic Exercise.  To the extent this Warrant is not previously exercised, it shall be deemed to have been automatically converted in accordance with Sections 3(b) and 3(c) hereof (even if not surrendered) as of immediately before its expiration, involuntary termination or cancellation if the then-Fair Market Value of a Warrant Share exceeds the then-Warrant Price, unless Holder notifies Company in writing to the contrary prior to such automatic exercise.

(e)           Treatment of Warrant Upon Acquisition of Company.

(i)           Certain Definitions.  For the purpose of this Warrant, "Acquisition" means any sale, exclusive license, or other disposition of all or substantially all of the assets of Company, or any reorganization, consolidation, or merger of Company, or sale of outstanding Company securities by holders thereof, where the holders of Company's securities before the transaction beneficially own less than a majority of the outstanding voting securities of the successor or surviving entity after the transaction.  For purposes of this Section 3(e), “Affiliate” shall mean any person or entity that owns or controls directly or indirectly ten percent (10%) or more of the voting capital stock of Company, any person or entity that controls or is controlled by or is under common control with such persons or entities, and each of such person’s or entity’s officers, directors, joint venturers or partners, as applicable.

(ii)           Cash Acquisition.  In the event of an Acquisition in which the sole consideration is cash, Holder may either (a)  exercise its conversion or purchase right under this Warrant and such exercise will be deemed effective immediately prior to the consummation of such Acquisition or (b) permit the Warrant to expire automatically upon the consummation of such Acquisition.  Company shall provide Holder with written notice of any proposed Acquisition together with such reasonable information as Holder may request in connection with such contemplated Acquisition giving rise to such notice, which is to be delivered to Holder not less than ten (10) business days prior to the closing of the proposed Acquisition.

(iii)           Asset Sale.  In the event of an Acquisition that is an arms length sale of all or substantially all of Company’s assets (and only its assets) to a third party that is not an Affiliate of Company (a “True Asset Sale”), Holder may either (a) exercise its conversion or purchase right under this Warrant and such exercise will be deemed effective immediately prior to the consummation of such Acquisition or (b) permit the Warrant to continue until the Expiration Date if Company continues as a going concern following the closing of any such True Asset Sale.  Company shall provide Holder with written notice of any proposed asset sale together with such reasonable information as Holder may request in connection with such asset sale giving rise to such notice, which is to be delivered to Holder not less than ten (10) business days prior to the closing of the proposed asset sale.

(iv)           Assumption of Warrant.  Upon the closing of any Acquisition other than those particularly described in subsections (ii) and (iii) above, the successor entity shall assume the obligations of this Warrant, and this Warrant shall be exercisable for the same securities, cash, and property as would be payable for the Warrant Shares issuable upon exercise of the unexercised portion of this Warrant as if such Warrant Shares were outstanding on the record date for the Acquisition and subsequent closing.  The Warrant Price and/or number of Warrant Shares shall be adjusted accordingly.

(v)           Early Termination of Warrant in Certain Other Circumstances.  Notwithstanding the foregoing provisions of Section 3(e)(iv), but subject to the terms of Section 3(d), in the event that the acquiror in an Acquisition does not agree to assume this Warrant at and as of the closing of such Acquisition, this Warrant, to the extent not exercised or converted on or prior to such closing, shall terminate and be of no further force or effect as of immediately following the closing of such Acquisition if all of the following conditions are met: (A) the acquiror is subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (B) the class of stock or other security of the acquiror that would be received by Holder in connection with such Acquisition were Holder to exercise or convert this Warrant on or prior to the closing thereof is listed for trading on a national securities exchange or approved for quotation on an automated inter-dealer quotation system, and (C) the value (determined as of the closing of such Acquisition in accordance with the definitive agreements therefor) of the acquiror stock and/or other securities that would be received by Holder in respect of each Warrant Share were Holder to exercise or convert this Warrant on or prior to the closing of such Acquisition is equal to or greater than three (3) times the then-effective Warrant Price.

4.           Representations and Warranties of Holder and Company.

(a)           Representations and Warranties by Holder.  Holder represents and warrants to Company as follows:

(i)           Evaluation.  Holder has substantial experience in evaluating and investing in private placement transactions of securities of companies similar to Company so that Holder is capable of evaluating the merits and risks of its investment in Company and has the capacity to protect its interests.

(ii)           Resale.  Except for transfers to an affiliate of Holder, Holder is acquiring this Warrant and the Warrant Shares issuable upon exercise of this Warrant (collectively the “Securities”) for investment for its own account and not with a view to, or for resale in connection with, any distribution thereof.  Holder does not presently have any agreement, plan or understanding, directly or indirectly, with any person to distribute or effect the distribution of any of the Securities to or through any person.  Holder understands that the Securities have not been registered under the Securities Act of 1933, as amended (the “Act”) by reason of a specific exemption from the registration provisions of the Act which depends upon, among other things, the bona fide nature of the investment intent as expressed herein.

(iii)           Rule 144.  Holder acknowledges that the Securities must be held indefinitely unless subsequently registered under the Act or an exemption from such registration is available.  Holder is aware of the provisions of Rule 144 promulgated under the Act.

(iv)           Accredited Investor.  Holder is an “accredited investor” within the meaning of Regulation D promulgated under the Act.

(v)           Opportunity To Discuss.  Holder has had an opportunity to discuss Company’s business, management and financial affairs with its management and an opportunity to review Company’s facilities.  Holder understands that such discussions, as well as the written information issued by Company, were intended to describe the aspects of Company’s business and prospects which Company believes to be material but were not necessarily a thorough or exhaustive description.

(b)           Representations and Warranties by Company.   Company hereby represents and warrants to Holder that the statements in the following paragraphs of this Section 4(b) are true and correct as of the date hereof.

(i)           Corporate Organization and Authority.  Company (a) is a corporation duly organized, validly existing, and in good standing in its jurisdiction of incorporation; (b) has the corporate power and authority to own and operate its properties and to carry on its business as now conducted and as currently proposed to be conducted; and (c) is qualified as a foreign corporation in all jurisdictions where such qualification is required.

(ii)           Corporate Power.  Company has all requisite corporate power and authority to execute, issue and deliver this Warrant, to issue the Warrant Shares issuable upon exercise or conversion of this Warrant, and to carry out and perform its obligations under this Warrant and any related agreements.

(iii)           Authorization; Enforceability.  All corporate action on the part of Company, its officers, directors and shareholders necessary for the authorization, execution, delivery and performance of its obligations under this Warrant and for the authorization, issuance and delivery of this Warrant and the Warrant Shares issuable upon exercise of this Warrant has been taken and this Warrant constitutes the legally binding and valid obligation of Company enforceable in accordance with its terms.

(iv)           Valid Issuance of Warrant and Warrant Shares.  This Warrant has been validly issued and is free of restrictions on transfer other than restrictions on transfer set forth herein and under applicable state and federal securities laws. The Warrant Shares issuable upon conversion of this Warrant, when issued, sold and delivered in accordance with the terms of this Warrant for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Warrant and under applicable state and federal securities laws.  Subject to applicable restrictions on transfer, the issuance and delivery of this Warrant and the Warrant Shares issuable upon exercise or conversion of this Warrant are not subject to any preemptive or other similar rights or any liens or encumbrances except as specifically set forth in Company’s Certificate of Incorporation or this Warrant.  Assuming the truth and accuracy of Holder’s representations and warranties set forth in Section 4(a), no registration under the Act is required for the offer and sale of this Warrant or the issuance of the Warrant Shares, pursuant to the terms of this Warrant and neither Company nor any authorized agent acting on its behalf has or will take any action hereafter that would cause the loss of such exemption.

(v)           No Conflict.  The execution, delivery, and performance of this Warrant will not result in (a) any violation of, be in conflict with, or constitute a default under, with or without the passage of time or the giving of notice (1) any provision of Company’s Certificate of Incorporation or by-laws; (2) any provision of any judgment, decree, or order to which Company is a party, by which it is bound, or to which any of its material assets are subject; (3) any contract, obligation, or commitment to which Company is a party or by which it is bound; or (4) any statute, rule, or governmental regulation applicable to Company, or (b) the creation of any lien, charge or encumbrance upon any assets of Company.

(vi)           Reports. Company has previously furnished or made available to Holder complete and accurate copies, as amended or supplemented, of its (a) Annual Report on Form 10-K for the fiscal year ended December 31, 2007, as filed with the Securities and Exchange Commission (the “SEC”), and (b) all other reports filed by Company under Section 13 or subsections (a) or (c) of Section 14 of the Securities Exchange Act of 1934 (as amended, the “Exchange Act”) with the SEC since December 31, 2007 (such reports are collectively referred to herein as the “Company Reports”).  The Company Reports constitute all of the documents required to be filed by Company under Section 13 or subsections (a) or (c) of Section 14 of the Exchange Act with the SEC from December 31, 2007 through the date of this Warrant.  The Company Reports complied in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder when filed.  As of their respective dates of filing with the SEC, the Company Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

5.           Legends.

(a)           Legend.  Each certificate representing the Warrant Shares shall be endorsed with substantially the following legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED (UNLESS SUCH TRANSFER IS TO AN AFFILIATE OF HOLDER) UNLESS COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT, A “NO ACTION” LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION WITH RESPECT TO SUCH TRANSFER, A TRANSFER MEETING THE REQUIREMENTS OF RULE 144 OF THE SECURITIES AND EXCHANGE COMMISSION, OR (IF REASONABLY REQUIRED BY COMPANY) AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY SUCH TRANSFER IS EXEMPT FROM SUCH REGISTRATION.

Company need not enter into its stock records a transfer of Warrant Shares unless the conditions specified in the foregoing legend are satisfied.  Company may also instruct its transfer agent not to allow the transfer of any of the Warrant Shares unless the conditions specified in the foregoing legend are satisfied.

(b)           Removal of Legend and Transfer Restrictions.  The legend relating to the Act endorsed on a certificate pursuant to paragraph 5(a) of this Warrant shall be removed and Company shall issue a certificate without such legend to Holder if (i) the Securities are registered under the Act and a prospectus meeting the requirements of Section 10 of the Act is available or (ii) Holder provides to Company an opinion of counsel for Holder reasonably satisfactory to Company, a no-action letter or interpretive opinion of the staff of the SEC reasonably satisfactory to Company, or other evidence reasonably satisfactory to Company, to the effect that public sale, transfer or assignment of the Securities may be made without registration and without compliance with any restriction such as Rule 144.

6.           Condition of Transfer or Exercise of Warrant.  It shall be a condition to any transfer or exercise of this Warrant that at the time of such transfer or exercise, Holder shall provide Company with a representation in writing that Holder or transferee is acquiring this Warrant and the shares of Common Stock to be issued upon exercise for investment purposes only and not with a view to any sale or distribution, or will provide Company with a statement of pertinent facts covering any proposed distribution.  As a further condition to any transfer of this Warrant or any or all of the shares of Common Stock issuable upon exercise of this Warrant, other than a transfer registered under the Act, Company may request a legal opinion, in form and substance satisfactory to Company and its counsel, reciting the pertinent circumstances surrounding the proposed transfer and stating that such transfer is exempt from the registration and prospectus delivery requirements of the Act.  Company shall not require Holder to provide an opinion of counsel if the transfer is to an affiliate of Holder, provided that any such transferee is an “accredited investor” within the meaning of Regulation D under the Act.  As further condition to each transfer, at the request of Company, Holder shall surrender this Warrant to Company and the transferee shall receive and accept a Warrant, of like tenor and date, executed by Company.

7.           Adjustment for Certain Events. The number and kind of securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

(a)           Reclassification or Merger.  In case of (i) any reclassification or change of securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any merger of Company with or into another corporation (other than a merger with another corporation in which Company is the acquiring and the surviving corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant), or (iii) any sale of all or substantially all of the assets of Company, subject to the provisions of Section 3(e) hereof, Company, or such successor or purchasing corporation, as the case may be, shall duly execute and deliver to Holder a new Warrant (in form and substance satisfactory to Holder of this Warrant), or Company shall make appropriate provision without the issuance of a new Warrant, so that Holder shall have the right to receive, at a total purchase price not to exceed that payable upon the exercise of the unexercised portion of this Warrant, and in lieu of the Warrant Shares theretofore issuable upon exercise or conversion of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change, merger or sale by a holder of the number of shares of Common Stock then purchasable under this Warrant, or in the case of such a merger or sale in which the consideration paid consists all or in part of assets other than securities of the successor or purchasing corporation, at the option of Holder, the securities of the successor or purchasing corporation having a value at the time of the transaction equivalent to the value of the Warrant Shares purchasable upon exercise of this Warrant at the time of the transaction.  Any new Warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 7.  The provisions of this subparagraph (a) shall similarly apply to successive reclassifications, changes, mergers and transfers.

(b)           Subdivision or Combination of Shares.  If Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its outstanding shares of Common Stock, the Warrant Price shall be proportionately decreased and the number of Warrant Shares issuable hereunder shall be proportionately increased in the case of a subdivision and the Warrant Price shall be proportionately increased and the number of Warrant Shares issuable hereunder shall be proportionately decreased in the case of a combination.

(c)           Stock Dividends and Other Distributions.  If Company at any time while this Warrant is outstanding and unexpired shall (i) pay a dividend with respect to Common Stock payable in Common Stock, then the Warrant Price shall be adjusted, from and after the date of determination of shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Warrant Price in effect immediately prior to such date of determination by a fraction (A) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (B) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution; or (ii) make any other distribution with respect to Common Stock (except any distribution specifically provided for in Sections 7(a) and 7(b)), then, in each such case, provision shall be made by Company such that Holder shall receive upon exercise of this Warrant a proportionate share of any such dividend or distribution as though it were Holder of the Warrant Shares as of the record date fixed for the determination of the shareholders of Company entitled to receive such dividend or distribution.

(d)           Adjustment of Number of Shares.  Upon each adjustment in the Warrant Price pursuant to clause (i) of Section 7(c), the number of Warrant Shares purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of Warrant Shares purchasable immediately prior to such adjustment in the Warrant Price by a fraction, the numerator of which shall be the Warrant Price immediately prior to such adjustment and the denominator of which shall be the Warrant Price immediately thereafter.

8.           Notice of Adjustments.  Whenever any Warrant Price or the kind or number of securities issuable under this Warrant shall be adjusted pursuant to Section 7 hereof, Company shall prepare a certificate signed by an officer of Company setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Warrant Price and number or kind of shares issuable upon exercise of this Warrant after giving effect to such adjustment, and shall cause copies of such certificate to be mailed (by certified or registered mail, return receipt required, postage prepaid) within thirty (30) days of such adjustment to Holder as set forth in Section 19 hereof.

9.           Financial and Other Reports.  If at any time prior to the earlier of the Expiration Date and the complete exercise of this Warrant, Company is no longer subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, Company shall furnish to Holder (a) quarterly unaudited consolidated and, if available, consolidating balance sheets, statements of operations and cash flow statements within 45 days of each fiscal quarter end, in a form acceptable to Holder and certified by Company’s president or chief financial officer, and (b) annual audited consolidated and, if available, consolidating balance sheets, statements of operations and cash flow statements certified by an independent certified public accountant selected by Company and reasonably satisfactory to Holder within 120 days of the fiscal year end or, if sooner, promptly after such time as Company’s Board of Directors receives the audit; provided, however, that Holder execute and deliver to Company a nondisclosure agreement in a form reasonably acceptable to Company prior to receipt of any such reports.

10.           Transferability of Warrant.  This Warrant is transferable on the books of Company at its principal office by the registered Holder hereof upon surrender of this Warrant properly endorsed, subject to compliance with Section 6 and applicable federal and state securities laws.  Company shall issue and deliver to the transferee a new Warrant representing the Warrant so transferred.  Upon any partial transfer, Company will issue and deliver to Holder a new Warrant with respect to the portion of the Warrant not so transferred.  Holder shall not have any right to transfer any portion of this Warrant to any direct competitor of Company.

11.           Reserved.

12.           No Fractional Shares.  No fractional share of Common Stock will be issued in connection with any exercise or conversion hereunder, but in lieu of such fractional share Company shall make a cash payment therefor upon the basis of the Warrant Price then in effect.

13.           Charges, Taxes and Expenses.  Issuance of certificates for shares of Common Stock upon the exercise or conversion of this Warrant shall be made without charge to Holder for any United States or state of the United States documentary stamp tax or other incidental expense with respect to the issuance of such certificate, all of which taxes and expenses shall be paid by Company, and such certificates shall be issued in the name of Holder.

14.           No Shareholder Rights Until Exercise.  Except as expressly provided herein, this Warrant does not entitle Holder to any voting rights or other rights as a shareholder of Company prior to the exercise hereof.

15.           Registry of Warrant.  Company shall maintain a registry showing the name and address of the registered Holder of this Warrant.  This Warrant may be surrendered for exchange or exercise, in accordance with its terms, at such office or agency of Company, and Company and Holder shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

16.           Loss, Theft, Destruction or Mutilation of Warrant.  Upon receipt by Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft, or destruction, on delivery of an indemnity reasonably satisfactory to Company in form and amount, and, if mutilated, upon surrender and cancellation of this Warrant, Company will execute and deliver a new Warrant, having terms and conditions substantially identical to this Warrant, in lieu hereof.

17.           Miscellaneous.

(a)           Issue Date.  The provisions of this Warrant shall be construed and shall be given effect in all respect as if it had been issued and delivered by Company on the date hereof.

(b)           Successors.  This Warrant shall be binding upon any successors or assigns of Company.

(c)           Headings.  The headings used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant.

(d)           Saturdays, Sundays, Holidays.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday in the State of New York, then such action may be taken or such right may be exercised on the next succeeding day not a legal holiday.

(e)           Attorney’s Fees.   In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorney’s fees.

18.           No Impairment.  Company will not, by amendment of its Certificate of Incorporation or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of Holder hereof against impairment; provided, however, that notwithstanding the foregoing, nothing in this Warrant shall restrict or impair Company’s right to effect changes to the rights, preferences, and privileges associated with the Warrant Shares with the requisite consent of the stockholders as may be required to amend its Certificate of Incorporation from time to time so long as such amendment affects the rights, preferences, and privileges granted to Holder associated with the Warrant Shares in the same manner as the other holders of outstanding shares of the same class.

19.           Addresses.  Any notice required or permitted hereunder shall be in writing and shall be mailed by overnight courier, registered or certified mail, return receipt requested, and postage prepaid, or otherwise delivered by hand or by messenger, addressed as set forth below, or at such other address as Company or Holder hereof shall have furnished to the other party in accordance with the delivery instructions set forth in this Section 19.

If to Company:                                      Cytori Therapeutics Inc.
3020 Callan Road
San Diego, California 92121
Phone: (858) 458-0900
Facsimile: (858) 450-4335
Attn: Chief Financial Officer

With a copy to:	Cytori Therapeutics Inc.
3020 Callan Road
San Diego, California 92121
Phone: (858) 458-0900
Facsimile: (858) 450-4335
Attn: In-House Counsel

If to Holder:	GE Capital Equity Investments, Inc.
201 Merritt 7, 1st Floor
Norwalk, Connecticut 06851
Facsimile: (203) 205-2192
Attn: General Counsel

With copies to:	General Electric Capital Corporation
c/o GE Healthcare Financial Services, Inc.
Two Bethesda Metro Center, Suite 600
Bethesda, Maryland  20814
Facsimile: (301) 664-9891
Attn:           Senior Managing Director and

Senior Vice President of Risk

If mailed by registered or certified mail, return receipt requested, and postage prepaid, notice shall be deemed to be given five (5) days after being sent, and if sent by overnight courier, by hand or by messenger, notice shall be deemed to be given when delivered (if on a business day, and if not, on the next business day), and if sent by facsimile transmission to the facsimile number provided in this Section 19, on the date of transmission, provided that the sender receives a machine-generated confirmation of successful transmission completed before 5:00 p.m. Pacific time (if on a business day, and if not, on the next business day).

20.           Notice of Certain Events.  If the Company proposes at any time (a) to declare any dividend or distribution upon any of its stock, whether in cash, property, stock, or other securities and whether or not a regular cash dividend; (b) to offer for sale any shares of the Company's capital stock (or other securities convertible into such capital stock), other than (i) pursuant to the Company's stock option or other compensatory plans, (ii) in connection with commercial credit arrangements or equipment financings, (iii) in connection with strategic transactions for purposes other than capital raising, or (iv) the issuance of any shares of the Company’s capital stock upon the exercise of any warrants outstanding as of the date hereof; (c) to effect any reclassification or recapitalization of any of its stock;  or (d) to merge or consolidate with or into any other corporation, or sell, lease, license, or convey all or substantially all of its assets, or to liquidate, dissolve or wind up, then, in connection with each such event, the Company shall give Holder: (1) at least 10 days prior written notice of the date on which a record will be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of common stock will be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (a) and (b) above; and (2) in the case of the matters referred to in (c) and (d) above at least 10 days prior written notice of the date when the same will take place (and specifying the date on which the holders of common stock will be entitled to exchange their common stock for securities or other property deliverable upon the occurrence of such event).   Company will also provide information requested by Holder reasonably necessary to enable Holder to comply with Holder’s accounting or reporting requirements; provided, however, that Holder execute and deliver to Company a nondisclosure agreement in a form reasonably acceptable to Company prior to receipt of any such information.

21.           WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS WARRANT OR THE WARRANT SHARES.

22.           GOVERNING LAW.  THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[Remainder of page intentionally blank; signature page follows]

IN WITNESS WHEREOF, Company has caused this Warrant to be executed by its officer thereunto duly authorized on the date specified above.

CYTORI THERAPEUTICS INC.

By:	/s/ Mark E. Saad
Name:	Mark E. Saad
Title:	CFO

ACCEPTED AND AGREED TO:

GE CAPITAL EQUITY INVESTMENTS, INC.

By:	/s/ Peter Gibson
Name:	Peter Gibson
Title:	Duly Authorized Signatory

NOTICE OF EXERCISE

To:

Cytori Therapeutics Inc.
3020 Callan Road
San Diego, California 92121
Phone: (858) 458-0900
Facsimile: (858) 450-4335
Attn: Chief Financial Officer

1.
The undersigned Warrantholder (“Holder”) elects to acquire shares of the Common Stock (the “Common Stock”) of Cytori Therapeutics Inc. (the “Company”), pursuant to the terms of the Stock Purchase Warrant dated June 11, 2010 (the “Warrant”).

2.	Holder exercises its rights under the Warrant as set forth below (check one):

( )	Holder elects to purchase _____________ shares of Common Stock as provided in Section 3(a) and tenders herewith a check in the amount of $___________ as payment of the purchase price.

( )	Holder elects to convert the purchase rights into shares of Common Stock as provided in Section 3(b) of the Warrant.

3.	Holder surrenders the Warrant with this Notice of Exercise.

Holder represents that it is acquiring the aforesaid shares of Common Stock for investment and not with a view to or for resale in connection with distribution and that Holder has no present intention of distributing or reselling the shares.

Please issue a certificate representing the shares of the Common Stock in the name of Holder or in such other name as is specified below:

Name:                                ______________________________

Address:                      ______________________________

Taxpayer I.D.:                                ______________________________

[NAME OF HOLDER]

By:
Name:
Title:

Date:   _______ ___, 200___